Exhibit 23.3

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20- 16 International Plaza, Singapore 079903. UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428 Website:www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated July 23, 2025, relating to the financial statements of Westin Acquisition Corp. as of June 30, 2025 and for the period from June 3, 2025 (inception) to June 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Audit Alliance LLP

Singapore

July 23, 2025